Exhibit 10.40

Information contained herein, marked with [***], is being filed pursuant to a request for confidential treatment.

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                           TRANSPONDER LEASE AGREEMENT

                               FOR GALAXY VIII(i)

                                     BETWEEN

                       HUGHES COMMUNICATIONS GALAXY, INC.

                                       AND

                        CALIFORNIA BROADCAST CENTER, LLC

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                                TABLE OF CONTENTS


1.       The Satellite.........................................................1
         1.01     Satellite....................................................1
         1.02     Orbital Position.............................................1
         1.03     Certain Transponder-Related Definitions......................1
         1.04     Transponders Components and Certain Specifications...........2

2.       Lease of Transponders; Lease Term.....................................2
         2.01     Term.........................................................2
         2.02     [***]........................................................2
         2.03     Redelivery of Transponders...................................3

3.       Lease Rate............................................................3
         3.01     Lease Price Components Description...........................3
         3.02     Monthly Base Lease Rate; TT&C Fee............................3
         3.03     Place of Payment.............................................3
         3.04     Deposit......................................................4

4.       Conditions; Acceptance................................................4
         4.01     Condition to Lessee's Right to Lease.........................4
         4.02     Acceptance...................................................4

5.       Representations and Warranties........................................4
         5.01     Authority, No Breach.........................................4
         5.02     Corporate Action.............................................4
         5.03     Consents.....................................................4
         5.04     Litigation...................................................5
         5.05     No Broker....................................................5

6.       Additional Representations, Warranties and Obligations of HCG.........5
         6.01     Authorization Description....................................5
         6.02     Transponder Performance Specifications.......................6
         6.03     Right to Lease...............................................6
         6.04     Government Regulations.......................................6
         6.05     Not a Common Carrier.........................................6
         6.06     TT&C.........................................................6
         6.07     Outage Allowance.............................................6
         6.08     [***]........................................................7
         6.09     [***]........................................................7
         6.10     [***]........................................................8

7.       Additional Representations, Warranties and Obligations of Lessee......8
         7.01     Compliance by Customers......................................8
         7.02     Non-Interference.............................................8
         7.03     Laws.........................................................9
         7.04     Additional Usage Representations and Obligations.............9


[***] The Company has requested confidential treatment for certain information identified in this exhibit


                                       i


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8.       Preemptive Rights.....................................................9

9.       Transponder Spares....................................................9
         9.01     Use of Transponder Spares....................................9
         9.02     Simultaneous Failure -- Priority with Respect to the Use of
                  Transponder Spares..........................................10
         9.03     HCG's Ownership of Transponders.............................10

10.      Termination Rights...................................................10
         10.01    Termination by Lessee.......................................10
         10.02    Termination by HCG..........................................11
         10.03    HCG's Right to Transfer.....................................11
         10.04    Prompt Repayment............................................11
         10.05    Termination by Lessee or HCG................................11
         10.06    Right to Deny Access........................................12

11.      Force Majeure........................................................14
         11.01    Failure of Performance......................................14

12.      Limitation of Liability/Breach of Warranty...........................14
         12.01    Liability of HCG............................................14
         12.02    Confirmed Failure...........................................14
         12.03    Repayment for Failed Transponder............................14
         12.04    Limitation of Liability.....................................15
         12.05    Obligations of Lessee to Cooperate..........................16

13.      Limitations on Transfer by Lessee....................................17

14.      Utilization of Transponders for Services.............................17

15.      Monthly Satellite Reports............................................17
         15.01    Reports.....................................................17
         15.02    Anomalous Operation Notification............................17
         15.03    Maneuver Notification.......................................18

16.      Confidentiality and Press Releases...................................18
         16.01    Confidential Information....................................18
         16.02    Notice Proceeding; Compelled Disclosure.....................18
         16.03    Press Releases..............................................19

17.      Disposition of Satellite.............................................19

18.      Documents............................................................19

19.      Conflicts............................................................19

20.      Miscellaneous........................................................19
         20.01    Interest....................................................19
         20.02    Applicable Law and Entire Agreement.........................20


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         20.03    Notices.....................................................20
         20.04    Severability................................................21
         20.05    Taxes.......................................................22
         20.06    Successors..................................................22
         20.07    Rules of Construction.......................................22
         20.08    Survival of Representations and Warranties..................22
         20.09    No Third-Party Beneficiaries................................22
         20.10    Non-Waiver of Breach........................................23
         20.11    Amendments..................................................23
         20.12    Counterparts................................................23


Exhibit A         Transponder Equipment

Exhibit B         Transponder Performance Specifications

Exhibit C         Transponder Priority List

Exhibit D         Payment Schedule

                   GALAXY VIII(i) TRANSPONDER LEASE AGREEMENT

         THIS GALAXY VIII(i) TRANSPONDER LEASE AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms set forth herein, this "Agreement") is made and entered into as of April 21, 1997, by and between HUGHES COMMUNICATIONS GALAXY, INC., a California corporation ("HCG"), and CALIFORNIA BROADCAST CENTER, LLC, a Delaware limited liability company ("Lessee").

                                    RECITALS

A. HCG plans to construct a communications satellite, model HS-601 HP, known as Galaxy VIII(i), carrying a payload of thirty-two (32) Ku-Band transponders, as more specifically described in Section 1.04 (the "Transponders"), and certain redundant equipment.

B. Subject to the approval of the Federal Communications Commission (the "FCC"), HCG intends to have the satellite known as Galaxy VIII(i) launched during the fourth quarter of 1997 and to cause such satellite to be co-located in the 95(Degree) West Longitude orbital location along with the satellite known as Galaxy III-R.

C. The Transponders are capable of providing signals to Mexico, Central America, South America and the Caribbean (collectively, the "Territory").

D. Lessee desires to lease from HCG and HCG desires to lease to Lessee the Transponders upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         In consideration of the mutual promises set forth below and other valuable consideration the receipt and adequacy of which are hereby acknowledged, HCG and Lessee hereby mutually agree as follows:

1.       The Satellite

         1.01 Satellite. Subject to the approval of the FCC, HCG plans to construct and launch the satellite which is referred to hereinafter as "Galaxy VIII(i)" or the "Satellite."

         1.02 Orbital Position. Subject to the approval of the FCC, the orbital position of Galaxy VIII(i) will be 95(Degree) West Longitude.

         1.03 Certain Transponder-Related Definitions. As used in this Agreement, (i) "Owner' shall include the actual owner of a Transponder, including HCG if there remain any unsold Transponders, or any permitted assignee of such owner's Transponder, or any lessee or licensee of HCG's (including, without limitation, Lessee) entity to which HCG (or any affiliate of HCG) provides service using the Transponders; (ii) the term "purchase" shall include the execution of an agreement with HCG for a lease of Transponders for a term equal to at least 75% of the Satellite's Useful Commercial Life (as Defined in Section 2.01 below); and (iii) "affiliate" shall mean, with respect to any entity, any corporation or other entity controlling or controlled by or under common control with such entity.


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         1.04   Transponders Components and Certain Specifications. Exhibit A
to this Agreement sets forth the specific equipment that comprises the Transponders. Exhibit B to this Agreement sets forth the "Transponder Performance Specifications," which are certain technical specifications for the Transponders, including values for each Transponder for polarization isolation, interference between Transponders, frequency response, group delay, amplitude non-linearity, spurious outputs, phase shift, cross talk, stability, transmit EIRP, uplink saturation flux density, and G/T. HCG shall make copies of the antenna range gain contour test data available to Lessee promptly after the tests related thereto are completed.

2.       Lease of Transponders; Lease Term

         2.01 Term. Unless otherwise terminated earlier in accordance with this Agreement, including, without limitation, pursuant to Sections 5.03, 6.01, 10 or 17, this Agreement shall be for the following term (the "Term"):

                 (a) on and as of the Delivery (as defined in Section 4.02) of Galaxy VIII(i) (the "Galaxy VIII(i) Lease Commencement Date"), HCG shall lease to Lessee, and Lessee shall lease from HCG, all of the Transponders (each Transponder then being leased to Lessee is a "Lessee Transponder" and, collectively, such Transponders are the "Lessee's Transponders") for the period (the "Base Term") commencing as set forth above and terminating immediately after 74.0% of the Satellite's anticipated Useful Commercial Life has expired. "Useful Commercial Life" means the Satellite's estimated useful economic life as of the date on which the Satellite is ready to be placed in service as indicated by the acceptance test plan more fully is described in
         Section 4.02, as determined by HCG in its reasonable discretion.

                 (b) provided that Lessee has performed all of its obligations hereunder, Lessee may, at its option, not less than 540 days prior to the anticipated expiration of the Base Term, give HCG notice (the "Renewal Notice") of Lessee's irrevocable intention to renew this Agreement in respect of all, but not less than all, of the Transponders for a period commencing upon the expiration of the Base Term and extending through the last day of the Useful Commercial Life of the Satellite (the "Renewal Term"). If Lessee shall fail timely to deliver the Renewal Notice, then Lessee shall be deemed to have elected not to renew this Agreement. Galaxy Latin America, LLC, a Delaware limited liability company ("GLA"), shall be deemed to be an intended third party beneficiary of this Section 2.01(b).

         2.02    [***]

                 (a) HCG agrees that if (i) HCG terminates this Agreement pursuant to Sections 10.02 or 10.05 hereof, desires to Transfer the Transponders to a third party or accelerates remaining payments pursuant to Section 10.02 due to Lessee's breach or default of the terms hereof; and (ii) [***].


[***] Filed separately with the Commission pursuant to a request for confidential treatment.


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                 (b) Nothing in this Section 2.02, [***], shall prevent HCG and
         Lessee from modifying or amending this Agreement at any time or in any manner (an "Amendment"); provided, however, that (i) [***]; and (ii) [***].

         2.03 Redelivery of Transponders. Subject to Section 2.02, upon the expiration, termination, or cancellation of this Agreement as to any Lessee Transponder for any reason whatsoever (including, without limitation, expiration of this Agreement in accordance with its terms or cancellation of this Agreement by HCG as a result of a breach by Lessee), such Lessee Transponder shall be deemed, without any further action by any party, to be redelivered to HCG and HCG shall be entitled to immediate possession thereof. HCG shall thereafter have the right to utilize such redelivered Transponder in any manner it determines.

3.       Lease Rate

         3.01 Lease Price Components Description. The monthly lease rate for Lessee's Transponders shall be the "Monthly Base Lease Rate" set forth in
Section 3.02. In addition, Lessee shall pay to HCG a fee (the "TT&C Fee") for the tracking, telemetry and control services described in Section 6.06.

         3.02 Monthly Base Lease Rate; TT&C Fee. During the Base Term, the Monthly Base Lease Rate for Lessee's Transponders shall be [***] per month and, subject to the following proviso, shall be due and payable in advance on (i) the later of the Galaxy VIII(i) Lease Commencement Date or January 1, 1998, and (ii) the first day of each month thereafter through the last day of the Base Term; provided, however, that the Monthly Base Lease Rate payments shall be made in accordance with Exhibit D to this Agreement, [***]; provided further, however, if this Agreement is terminated, Lessee shall, within ten (10) days after the termination of this Agreement, pay to HCG the applicable amount set forth in [***] of Exhibit D, less the amount of any deposit paid to HCG pursuant to
Section 3.04. During the Renewal Term, if any, the Monthly Base Lease Rate for Lessee's Transponders shall be [***] for such Transponders and shall be due and payable in advance on the first day of the Renewal Term and the first day of each month thereafter through the last day of the Term. If one of Lessee's Transponders becomes a Failed Transponder (as defined in Section 12.01), Lessee's rights and obligations to continue making Monthly Base Lease Rate payments with respect to such Failed Transponder shall be governed by Sections
12.01 and 12.03. Payments for any partial month shall be pro-rated. "[***]" means [***]. The TT&C Fee shall initially be [***] per month and the TT&C Fee for each subsequent year shall be adjusted at a rate equal to [***].

         3.03 Place of Payment. All payments by Lessee (i) shall be made in immediately available funds to HCG at its principal place of business, as designated in Section 20.03, or by wire transfer to the account of HCG designated by HCG pursuant to written notice given as set forth in Section 20.03 and


[***] Filed separately with the Commission pursuant to a request for confidential treatment.


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ii) shall be deemed to be made only upon actual receipt by HCG. Any refunds by
HCG (a) shall be made in immediately available funds to Lessee at its principal place of business as designated in Section 20.03, or by wire transfer to the account of Lessee designated by Lessee pursuant to written notice given as set forth in Section 20.03 and (b) and shall be deemed to be made only upon actual receipt by Lessee.

         3.04 Deposit. Lessee shall pay to HCG a deposit in the amount of [***] in immediately available funds on or before [***]. Except as set forth in Sections 6 and 10 hereof, such deposit is non-refundable and Lessee shall not be entitled to interest on any portion thereof. HCG shall apply such deposit in partial or in full satisfaction (as the case may be) of Lessee's Monthly Base Lease Rate payments for the last [***] of the Base Term (if Lessee fails to timely give a Renewal Notice), the Renewal Term, or as required to meet any delinquent Monthly Base Lease Rate payments, as determined by HCG in its sole discretion.

4.       Conditions; Acceptance

         4.01 Condition to Lessee's Right to Lease. A condition to HCG's obligation to lease Lessee's Transponders to Lessee, and of Lessee's right to lease Lessee's Transponder from HCG, shall be Lessee's timely payment, on or before the Galaxy VIII(i) Lease Commencement Date, of the Monthly Base Lease Rate and the TT&C Fee for the first month hereof and the deposit referred to in
Section 3.04.

         4.02 Acceptance. HCG will test each of Lessee's Transponders in accordance with the acceptance test plan prepared by HCG prior to the launch of Galaxy VIII(i), a copy of which shall be provided to Lessee. Lessee agrees that if such tests indicate that Lessee's Transponders (i) have passed all tests set forth in the aforementioned acceptance test plan, (ii) meet the Transponder Performance Specifications and (iii) are available for service, then acceptance and Delivery of Lessee's Transponders by Lessee shall be deemed to occur on the later of HCG's delivery to Lessee of the results of the acceptance test plan and the date on which HCG makes the Transponders available to Lessee for Lessee's commercial use. HCG shall keep Lessee reasonably informed of the expected date of such delivery. To the extent any Transponders are not deemed accepted, the amounts of the Monthly Base Lease Rate payments will be proportionately reduced (based on the assumption that all of the Transponders have equal value) and Lessee's Transponders shall be deemed to be comprised of only the accepted Transponders.

5.       Representations and Warranties

         HCG and Lessee each, except as expressly indicated herein, represent and warrant to, and agree with, the other that:

         5.01 Authority, No Breach. It has the corporate or other organizational right, power and authority to enter into, and perform its obligations under, this Agreement. The execution, delivery and performance of this Agreement will not result in the breach or non-performance of any agreements it has with third parties.

         5.02 Corporate Action. It has taken all requisite corporate or other organizational action necessary to approve execution, delivery and performance of this Agreement, and this Agreement constitutes a legally valid and binding obligation upon itself in accordance with its terms.

         5.03 Consents. The fulfillment of its obligations hereunder will not constitute a material violation of any existing applicable law, rule, regulation or order of any governmental authority. Except


[***] Filed separately with the Commission pursuant to a request for confidential treatment.


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as set forth in Section 6.01, all material necessary or appropriate public or private consents, permissions, agreements, licenses, or authorizations to which it or any Transponder or, in the case of HCG, the Satellite may be subject have been or shall be obtained in a timely manner; provided, however, that it shall be HCG's sole responsibility to obtain any regulatory approvals needed to enable it to lease Transponders as provided for in this Agreement, other than the regulatory approvals described in Section 6.01(b) below. Notwithstanding the preceding sentence, HCG and Lessee acknowledge that the transactions set forth in this Agreement may be challenged before the FCC or a court of competent jurisdiction by other persons or entities not parties hereto. In such event, HCG and Lessee agree that HCG shall use its best efforts, and, at the reasonable request of HCG, Lessee shall use reasonable efforts, before the FCC, and the courts if an appeal from an FCC order is taken, to support HCG's right to lease and Lessee's right to lease the Transponders and that they shall fully cooperate with each other in these endeavors. Lessee alone shall have the right to determine whether and to whom it will incur legal expenses in connection with any proceeding arising out of its obligations under this Section 5.03. If, however, by written order, the FCC or a court of competent jurisdiction shall determine that HCG may not lease to Lessee and Lessee may not lease from HCG the Transponders on the terms and conditions set forth herein, then HCG and Lessee shall seek immediate review of such order before the FCC or an appellate court or shall, if possible, reconstitute the transaction to comply with such order. If an appellate court issues a written order, which is no longer subject to further judicial rehearing or review, upholding the determination of the FCC or a court or competent jurisdiction that HCG may not lease and Lessee may not lease the Transponders, then HCG and Lessee shall, if possible, reconstitute the transaction as set out herein and, if they are unable to do so, either party shall thereafter have the right to terminate this Agreement (upon written notice to the other party) as set forth in Section 10.05, without liability to the other, except for obligations arising prior to the date thereof.

         5.04 Litigation. There is no outstanding, or to the best of its knowledge, threatened, judgment, pending litigation or proceeding, involving or affecting the transactions provided for in this Agreement.

         5.05 No Broker. It does not know of any broker, finder or intermediary involved in connection with the negotiations and discussions incident to the execution of this Agreement, or of any broker, finder or intermediary who might be entitled to a fee or commission upon the consummation of the transactions contemplated by this Agreement.

6.       Additional Representations, Warranties and Obligations of HCG

         6.01    Authorization Description.

                 (a) HCG has filed with the FCC an application, and will promptly file any necessary amendments to such application (collectively, the "Application") to construct, launch and operate the Satellite at the 95(Degree) West Longitude orbital location and to permit the Transponders to be used to provide fixed satellite services to the Territory.

                 (b) Certain authorizations from governmental bodies outside the United States have not yet been obtained and will need to be obtained from such governmental bodies prior to the provision of service utilizing the Transponders to locations outside the United States and prior to uplinking to the Transponders from locations outside of the United States.

                 (c) If the FCC fails to approve the Application within [***]


[***] Filed separately with the Commission pursuant to a request for confidential treatment.


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[***], then this Agreement shall terminate at the election of either party (upon written notice to the other party) and (i) HCG shall have no liability to Lessee, except for prepaid charges made by Lessee (if any); and (ii) Lessee shall have no liability to HCG, except for previously incurred obligations.

         6.02 Transponder Performance Specifications. Lessee's Transponders, upon Delivery, shall at least meet the Transponder Performance Specifications.

         6.03 Right to Lease. On the Galaxy VIII(i) Lease Commencement Date and subject to Section 4.01, Lessee shall be entitled to lease each of Lessee's Transponders free from all liens, charges, claims or encumbrances (collectively, "Encumbrances"), except: (i) Encumbrances resulting from (a) Lessee's lease of Lessee's Transponders; (b) any actions taken by Lessee; or (c) the right and interest of any financing entity pursuant to any transactions entered into in connection with a sale and leaseback transaction involving the Satellite; and
(ii) Encumbrances which do not have an adverse effect on Lessee's rights hereunder. Notwithstanding the preceding sentence, for so long as this Agreement is in full force and effect and for so long as Lessee is not in default under this Agreement, HCG shall not assign (including as security) or otherwise grant any ownership interest in any Transponders then being leased by Lessee pursuant to this Agreement without securing the agreement of the party granted such an interest (the "Holder") that, (y) provided Lessee is not in default under this Agreement, Lessee shall lawfully and quietly hold and enjoy the benefits of this Agreement without hindrance or molestation from HCG, Holder or any person claiming through or under HCG or Holder, and (z) Holder shall not interfere with Lessee's use of any of Lessee's Transponders in accordance with this Agreement notwithstanding any default by HCG under its agreement with Holder providing for such an interest. The parties agree that GLA is an intended third party beneficiary of this Section 6.03.

         6.04 Government Regulations. HCG has used, and until disposition of the Satellite pursuant to Section 17 will continue to use, its reasonable best efforts to obtain and maintain, in all material respects, all applicable United States federal, state and municipal and other third party authorizations or permissions to operate the Satellite, applicable to it and the Satellite, and to comply, in all material respects, with all such regulations regarding the operation of the Satellite and Transponders applicable to it.

         6.05 Not a Common Carrier. Unless required to do so by the FCC, HCG shall not hold itself out, publicly or privately, as a provider of common carrier communications services on the Satellite and is not purporting herein to provide to Lessee or to any other party any such services with respect to Galaxy VIII(i).

         6.06 TT&C. Tracking, telemetry and control shall be provided by Hughes Communications Satellite Services, Inc. ("HCSS"), an affiliate of HCG, for the Term pursuant to a separate "Transponder Service Agreement" which has been executed by HCSS and Lessee concurrently herewith. The services provided by HCSS pursuant to the Transponder Service Agreement are more specifically described in such Transponder Service Agreement. The TT&C Fee for the Satellite shall be as set forth in Section 3.01 hereof.


         6.07 Outage Allowance. HCG shall grant Lessee an Outage Allowance as follows:

         If an "Outage Allowance Failure Period" (as defined below) occurs, then for each hour of such Outage Allowance Failure Period HCG shall grant Lessee a pro rata Outage Allowance based upon the monthly charge for the Lessee's Transponder experiencing the Transponder capacity failure, the length


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

of the Outage Allowance Failure Period, and a standard of 720 hours per month, calculated pursuant to the equation below. Any such Outage Allowance shall be applied to the next succeeding monthly billing to Lessee and shall not in any case exceed one month's standard billing. "Outage Allowance Failure Period" shall mean the aggregate period--only where such aggregation exceeds one (1) hour during any consecutive thirty (30) day period on such Transponder--during which a Transponder capacity failure(s) occurs. A Transponder capacity failure shall be measured from the time HCG receives notice from Lessee of a claimed Transponder capacity failure until the time the Transponder has been restored to operation, but shall not begin in any event until Lessee ceases to use such Transponder. HCG shall accept or reject such outage claim within twenty-four
(24) hours of notice from Lessee, or else such claim will be deemed accepted.


             Outage Allowance = Outage Allowance Failure (in Hours) x  N
                                ________________________________________

                                                 720


where N = the Monthly Base Lease Rate then in effect divided by the number of Transponders in operation immediately prior to such Outage Allowance Failure Period.

In no case shall an Outage Allowance be made for any Transponder capacity failure caused primarily by: (i) any failure on the part of Lessee to perform its transmission or other material or operational obligations pursuant to this Agreement; (ii) failure of any facilities provided by Lessee; (iii) reasonable periodic maintenance; provided, however, that HCG will inform Lessee of any proposed periodic maintenance in advance and will use best reasonable efforts to agree upon the times at which such periodic maintenance will be performed on Lessee's Transponders; (iv) interference from sun outage or from third party transmissions or usage; (v) cooperative testing, except where trouble or fault is found in the Lessee's Transponder; or (vi) any other act or failure to act by Lessee.

6.08 [***]. If there is a [***] during the Term [***]. If Lessee [***].

         6.09 [***]. If Lessee has elected to extend the term of this Agreement through the Renewal Term pursuant to Section 2.01(b), then [***]. If Lessee[***]


[***] Filed separately with the Commission pursuant to a request for confidential treatment.


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


[***] in this Agreement, then HCG shall [***]. [***] shall specify that [***] shall be equal to [***]. "[***]" means (a) [***] or (b) [***]. Notwithstanding anything to the contrary contained herein, [***].

         6.10 [***]. HCG agrees that, [***]. HCG further agrees that so long as this provision is in force and effect, each lease or agreement for transponder capacity [***], and upon receipt of written notice from Lessee that [***].

7.       Additional Representations, Warranties and Obligations of Lessee

         7.01 Compliance by Customers. Lessee shall not allow any of its customers or any other third party to utilize, directly or indirectly, any of the Lessee's Transponders in a manner that would constitute a breach of the terms of this Agreement had such use been by Lessee on its own behalf.

         7.02 Non-Interference. Lessee's radio transmissions (and those of its uplinking agents) to the Satellite shall comply in all material respects with all FCC and all other governmental (whether international, federal, state, municipal, of a Territory Country (as defined in Section 7.04) or otherwise) statutes, laws, rules, regulations, ordinances, codes, directives and orders, of any such governmental agency, body, or court (collectively, "Laws") applicable to it regarding the operation of the Satellite and Lessee's Transponders. Lessee shall not utilize (or permit or allow any of its uplinking agents to utilize) any of Lessee's Transponders in a manner that will or may interfere with the use of any other Transponder or cause physical harm to any Transponder, or to the Satellite. Further, Lessee will coordinate (and will require its uplinking agents to coordinate) with HCG, in accordance with procedures reasonably established by HCG and uniformly applied to all users of transponders on the Satellite, its transmissions to the Satellite, so as to minimize adjacent channel and adjacent satellite interference. For purposes of this Section 7.02, interference shall also mean acts or omissions which cause a Transponder to fail to meet its Transponder Performance Specifications. Without limiting the generality of the foregoing, Lessee (and its uplinking agents) shall comply with all FCC rules and regulations regarding use of automatic transmitter identification systems (ATIS).


[***] Filed separately with the Commission pursuant to a request for confidential treatment.


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


         7.03 Laws. Lessee shall comply (and shall require its uplinking agents to comply), in all material respects, with all Laws applicable to it regarding the operation or use of the Satellite and Lessee's Transponders.

         7.04    Additional Usage Representations and Obligations

                 (a) Lessee has not been convicted for the criminal violation of, and has not been found by the FCC or other federal, state or local governmental authority in the United States or by a Territory Country (as defined below) with appropriate jurisdiction (a "Governmental Authority") to have violated, any law or regulation concerning illegal or obscene program material or the transmission thereof (the "Obscenity/Content Laws"), and Lessee is not aware of any pending investigation (including, without limitation, a grand jury investigation) involving Lessee's programming related to the Obscenity/Content Laws or any pending proceeding against Lessee for the violation of any Obscenity/Content Laws. As used herein, "Territory Country" shall mean any country located in the Territory.

                 (b) Lessee will notify HCG as soon as it receives notification of, or becomes aware of, any pending investigation by any Governmental Authority, or any pending criminal proceeding against Lessee, which investigation or proceeding concerns transmissions by Lessee over the Transponders potentially in violation of any law, including without limitation, Obscenity/Content Laws.

                 (c) Any use of Lessee's Transponders shall comply, in all material respects, with all applicable laws of the United States and each Territory Country regarding the operation or use of the Satellite and Lessee's Transponders (including, but not limited to, any Obscenity/Content Laws).

8.       Preemptive Rights

         Lessee recognizes that it may be necessary in unusual or abnormal situations or conditions for HCG deliberately to preempt or interrupt Lessee's use of its Transponders, in order to protect the overall performance of the Satellite. Such decisions shall be made by HCG in its sole discretion; provided, however, that, to the extent it is technically feasible, HCG shall preempt or interrupt the use of Transponders in the inverse order of their priority as set forth in Exhibit C hereto. To the extent technically feasible, HCG shall give Lessee at least forty-eight (48) hours' notice of such preemption or interruption and HCG shall use its reasonable best efforts to schedule and conduct its activities during periods of such preemption or interruption so as to minimize the disruption to the use of Transponders on such Satellite. To the extent that such preemption results in a loss to Lessee of the use of Lessee's Transponders sufficient to constitute a breach of HCG's obligations as set forth in Section 12, Lessee shall have all of the rights and remedies set forth in Sections 9 and 12.

9.       Transponder Spares

         9.01 Use of Transponder Spares. The Satellite contains certain Ku-Band redundant equipment units (individually, a "Transponder Spare"), which are designed as substitutes for equipment units the failure of which could cause a Transponder to fail to meet the Transponder Performance Specifications. HCG, as soon as possible and to the extent technically feasible, shall employ a Transponder Spare in the Satellite as a substitute for Lessee's Transponder equipment unit that has caused any Lessee Transponder to suffer a Confirmed Failure (as defined in Section 12.02) in order to enable such Lessee Transponder to meet the Transponder Performance Specifications. To the extent technically feasible, a Transponder Spare will be substituted for the faulty equipment unit on a first-needed, first-served basis to satisfy HCG's obligations to Lessee and to other Owners or users of Transponders on the Satellite, if any, which have suffered Confirmed Failures; provided, however, that HCG's obligations to provide Transponder Spares shall continue until such time as all of the Transponder Spares are committed to use as substitutes for Transponders which have suffered Confirmed Failures. If HCG furnishes a Transponder Spare to Lessee as a substitute for an equipment unit that has caused Lessee's Transponder to suffer a Confirmed Failure, then such Transponder Spare shall become part of the Transponder which is leased to Lessee hereunder, and Lessee, concurrently, shall no longer have any right to lease or otherwise use the failed equipment unit. Lessee's Transponder equipment unit which has been returned shall be made available by HCG, to the extent technically feasible, to satisfy its obligations to any other Owners of Transponders on the Satellite. HCG also shall have the right, until the Transponder Spares are needed, to utilize such Transponder Spares in any manner HCG determines.

         9.02 Simultaneous Failure -- Priority with Respect to the Use of Transponder Spares. If Transponders of more than one Owner simultaneously suffer a Confirmed Failure, then the Owner of the Transponder with the highest priority as set forth on Exhibit C, shall have priority as to the use of Transponder Spares (provided, however, that Lessee shall have the right at any time from time to time, by written notice to HCG, to change the priorities between and among any of Lessee's Transponders), to the extent technically feasible. As used in this Section 9.02, the term "simultaneously" shall be deemed to mean occurring within any 24-hour period.

         9.03 HCG's Ownership of Transponders. HCG may retain or acquire ownership of any Transponders (any Transponders so retained or acquired by HCG being referred to herein as "HCG's Transponders"). In such event, HCG shall have the same right to use HCG's Transponders as any other Owner (taking into account such Owner's rights as set forth in the relevant transponder purchase agreement, lease agreement or license agreement) would have, including, without limitation, the right to utilize Transponder Spares in the event HCG's Transponders do not meet the Transponder Performance Specifications. HCG also shall have the right, but not the obligation, to utilize HCG's Transponders to satisfy HCG's obligations (i) to Lessee under this Agreement, or (ii) to any other Owners. HCG's priority under the provisions of this Section 9 and other sections of this Agreement shall be determined in accordance with Exhibit C.

10.      Termination Rights

         10.01 Termination by Lessee. Provided that Lessee is not in default of any of its material obligations under the Agreement, Lessee shall have the right to terminate its obligations under this Agreement upon delivery of written notice to HCG at least thirty (30) days' prior to the effective date of such termination, only if and when any of the following events shall have occurred:

                 (a) If, prior to the last day of the Term, seventeen (17) or more of Lessee's Transponders on Galaxy VIII(i) become Failed Transponders (as defined in Section 12.01); provided that such failure does not result from a force majeure condition (as set forth in Section 11.01, unless such force majeure condition continues for longer than one (1) month and during such period all of such Lessee's Transponders remain Failed Transponders); and

                 (b) If Lessee terminates its obligations as to Lessee's Transponders as set forth in this Section 10.01 (the "Terminated Transponders"), then Lessee shall be entitled to a full refund, without interest, of all lease prepayments made, if any, for each such Terminated Transponder, less any payments made by HCG to it on account of such Terminated Transponders pursuant to other provisions of this Agreement, and Lessee and HCG shall have no further obligations to each other as to each such Terminated Transponder, except for (i) obligations arising with respect to such Terminated Transponder prior to its becoming a Failed Transponder, and (ii) Lessee's obligation to pay [***] for all periods prior to such termination.

         10.02 Termination by HCG. Notwithstanding anything else set forth in this Agreement and in addition to all other remedies HCG may have, HCG may immediately terminate this Agreement and accelerate all remaining payments due through the end of the Term if Lessee shall have failed to pay any amount due and payable pursuant to the provisions of Section 3, and Lessee has been given written notice by HCG of said failure (and the Chief Financial Officer and General Counsel of GLA have been given a copy of such notice) and Lessee shall have failed to pay the amount due and payable (and GLA has not assumed and performed all of Lessee's obligations pursuant to a GLA Assumption as set forth in Section 2.02 hereunder) within ten (10) business days after HCG has given such notice to Lessee. Any late payments by Lessee to HCG shall be with interest calculated at the rate set forth in Section 20.01, payable with the amount due and calculated from the date payment was due until the date it is received by HCG. HCG shall have the obligation to mitigate its damages in connection with any breach by Lessee of this Agreement only to the extent mandated by the internal laws of the State of California. As an indication only and not as a limitation, HCG shall not have any obligation to remarket Lessee's Transponders prior to leasing or selling all transponders on satellites either launched or expected to be launched by HCG or any of its affiliates.

         10.03 HCG's Right to Transfer. If, for any reason whatsoever, Lessee does not make the payments in the amounts and on the dates set forth in Section 3 and Lessee and GLA fail to cure such default as set forth in Section 10.02, then, in addition to all of its other remedies at law or in equity, HCG shall be entitled immediately to Transfer (as defined in Section 13) Lessee's Transponders to whomever HCG sees fit, Lessee shall not be entitled to any equitable relief as a result thereof, and Lessee's exclusive remedy shall be limited to recovery of any payments made to it by HCG, without interest, less any claim HCG has against Lessee by reason of Lessee's default.

         10.04 Prompt Repayment. All refunds provided for in this Section 10 to be made by HCG shall be made within fifteen (15) business days of receipt by HCG of notice of termination by Lessee, and any late payment by HCG to Lessee shall be with interest calculated at the rate set forth in Section 20.01, payable with the amount due and calculated from the date payment was due until the date it is received by Lessee.

         10.05 Termination by Lessee or HCG. Notwithstanding anything else set forth in this Agreement, either Lessee or HCG may terminate its obligations under this Agreement as to the Lessee's Transponders, upon written notice to the other party: (i) if the FCC shall have by Final Order (as defined below), prevented HCG from using the Satellite or the Transponders to transmit to the Territory; (ii) on the Satellite Removal Date (as defined in Section 17); or
(iii) as provided under the provisions of Section 5.03. As used herein, an order of the FCC becomes a "Final Order" when the FCC's action is no longer subject to administrative or judicial reconsideration, rehearing, review, stay, appeal or other similar actions which could be filed with the FCC or with any court having jurisdiction to review said action.


[***] Filed separately with the Commission pursuant to a request for
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                                       11

         10.06   Right to Deny Access.

                 (a)      If, in connection with using Lessee's Transponders,

                          (i) User (as defined below) is indicted or is
                 otherwise charged as a defendant in a criminal proceeding based upon, or is convicted under, any Obscenity/Content Law or has been found by any Governmental Authority to have violated any such law;

                          (ii) based on any User's use of the Transponders, HCG
                 is indicted or otherwise charged as a criminal defendant, becomes the subject of a criminal proceeding or a governmental action seeking a fine, license revocation or other sanctions, or any Governmental Authority seeks a cease and desist or other similar order or filing;

                          (iii) the FCC has issued an order initiating a
                 proceeding to revoke HCG's authorization to operate the Satellite;

                          (iv) HCG obtains a court order pursuant to Section
                 10.06(c) or a court or Governmental Authority of competent jurisdiction orders HCG to deny access to User or orders User to cease transmission; or

                          (v) HCG receives written notice (the "Illegal
                 Programming Notice") from a Governmental Authority that such authority considers Lessee and/or any other User's programming to be in violation of Obscenity/Content Laws (the "Illegal Programming"), and that if HCG does not cease transmitting such Illegal Programming, then HCG and/or its affiliates and/or any of their executives will be indicted or otherwise charged as a criminal defendant, will become the subject of a criminal proceeding or a governmental action seeking a fine, license revocation or other sanctions, or that such Governmental Authority will seek a cease and desist or other similar order or filing (with HCG being obligated, to the extent permitted by law, to provide Lessee with a copy of such Illegal Programming Notice);

         then, upon notice from HCG to Lessee (the "Denial of Access Notice"), User shall cease using Lessee's Transponders immediately, in the case of a denial of access pursuant to subparagraphs (i), (ii), (iii) or
         (iv) above, or within 24 hours following receipt of such notice, in the case of a denial of access pursuant to subparagraph (v), above; and if User does not voluntarily cease using such capacity at the appropriate time, then HCG shall have the right to take such steps as HCG deems necessary to prevent User from accessing Lessee's Transponders. Provided, however, that if User has more than one programming service, then the denial of access by HCG shall apply only to the Transponders used to provide the Illegal Programming service; and provided further, however, that if, upon receipt of the Denial of Access Notice from HCG, User does not immediately cease transmission of such Illegal Programming service, then HCG shall have the right to take such steps as HCG deems necessary to prevent User from accessing the Transponders used to transmit such Illegal Programming service (and if, thereafter, Lessee transmits such Illegal Programming service using any of Lessee's Transponders, then HCG shall have the immediate right, without further notification, to take such steps as HCG deems necessary to prevent Lessee from accessing any Lessee's Transponder). As used herein, "User" shall mean Lessee and any person to whom Lessee Transfers all or part of its right to use any of Lessee's Transponders, including without limitation, a lessee, licensee or assignee. Lessee agrees to maintain a properly operating facsimile machine at all times to receive the Denial of Access Notice from HCG.

                 (b) If HCG denies, or has given Lessee notice of its intent to deny, access to Lessee's Transponders pursuant to the provisions of this Section 10.06, and if Lessee does not believe the conditions set forth in this Agreement to HCG's denial of access have been met, then Lessee shall have the immediate right to seek injunctive relief, including a temporary restraining order on notice of four (4) hours or more to HCG, to prevent the denial or continuing denial of such access by HCG.

                 (c) HCG shall also have the right to seek: (i) injunctive relief, including a temporary restraining order on notice of four (4) hours or more to Lessee, to prevent, suspend or otherwise limit User's continued access to Lessee's Transponders where HCG believes such use has resulted or will result in a violation of any Obscenity/Content Law; or (ii) declaratory relief to establish its right to deny User's access to Lessee's Transponders under this Agreement.

                 (d) Either party shall be entitled to oppose the other's attempt to obtain equitable relief. However, in order to enable either party to obtain a resolution of any such dispute as expeditiously as possible, both parties hereby agree that: (i) neither party will contest the jurisdiction of, or the venue of, any action for equitable relief brought by the other party in the following courts: the U.S. District Court for the Southern District of New York and the U.S. District Court for the Central District of California; (ii) the party opposing equitable relief (the "Opposing Party") will make itself available to accept service by telecopy or personal delivery on a 24 hour-a-day basis for five (5) consecutive days following receipt by the Opposing Party of the other party's notice of its intent to seek such equitable relief; and (iii) if either party seeks a temporary restraining order and provides notice to the Opposing Party at least four (4) hours before the scheduled court hearing, then the Opposing Party will not challenge the timeliness of such notice.

                 (e) If it is determined by final judicial order that HCG prevented Lessee from accessing any or all of Lessee's Transponders at a time when it did not have the right to do so pursuant to this Section 10.06, then Lessee's sole and exclusive remedy shall be HCG's payment to Lessee of liquidated damages equal to [***], for the terminated capacity, such pro-ration to be based on the period of time of loss of use of such capacity and the amount of capacity affected.

                 (f) All remedies of HCG set forth in this Section 10.06 shall be cumulative and in addition to, and not in lieu of, any other remedies available to HCG at law, in equity or otherwise, and may be enforced by HCG concurrently or from time to time.

                 (g) In addition to any other indemnification obligations found elsewhere in this Agreement, Lessee shall indemnify and save HCG, its directors, officers, employees, and its affiliates from any liability or expense arising out of or related to User's use of Lessee's Transponders in violation (or alleged violation) of this Section 10.06. Lessee shall pay all expenses (including reasonable attorneys' fees) incurred by HCG in connection with all legal or other formal or informal proceedings, instituted by any private third party or any Governmental Authority, and arising out of or related to User's use of Lessee's Transponders under this Section 10.06, and Lessee shall satisfy all judgments, fines, penalties, costs, or other awards which may


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

         be incurred by or rendered against HCG as a result thereof, as and to the extent permitted by law.

11.      Force Majeure

         11.01 Failure of Performance. Any failure in the performance of the Transponders, once provided, shall not be a breach of this Agreement if such failure results from acts of God, governmental action or Law (whether in its sovereign or contractual capacity) or any other circumstances reasonably beyond the control of HCG, including, but not limited to, earth station sun outage, weather, or acts or omissions of Lessee or any third parties (excluding Hughes Telecommunications & Space Company ("HTSC") and all of its direct and indirect subsidiaries, and any other affiliates of HCG or HTSC with whom HCG or HTSC contracts for any components of the Satellite or any services with respect thereto). Nothing in this Section 11.01 shall excuse HCG's obligations to provide Transponder Spares, to the extent available and technically feasible, to satisfy its obligations as set forth in Section 9.

12.      Limitation of Liability/Breach of Warranty

         12.01 Liability of HCG. If (i) after the Galaxy VIII(i) Lease Commencement Date, a Lessee Transponder fails to meet the Transponder Performance Specifications prior to the last day of the Term, (ii) such failure is deemed to be a Confirmed Failure, and (iii) HCG is unable to furnish the necessary Transponder Spare as a substitute for the Lessee Transponder pursuant to Section 9, then such Transponder shall be deemed to be a "Failed Transponder," then, notwithstanding the fact that such failure of the Lessee's Transponder is excused by an event set forth in Section 11.01, Lessee shall be entitled to cease making the Monthly Base Lease Rate payments as to such Failed Transponder for so long as the event set forth in Section 11.01 continues.

         12.02 Confirmed Failure. A Lessee Transponder shall be deemed to have suffered a "Confirmed Failure" if (a) it fails to meet the Transponder Performance Specifications for a cumulative period of more than [***] during any consecutive [***] period, (b) [***] or more "outage units" (as defined below) occur within a consecutive [***] period, or (c) it fails to meet the Transponder Performance Specifications for any period of time under circumstances that make it clearly ascertainable or predictable technically that the failure set forth in either (a) or (b) of this Section 12.02 will occur. An "outage unit" shall mean the failure of Lessee's Transponders to meet the Transponder Performance Specifications for a [***] period in one day (with each such [***] period in the same day constituting a separate outage unit). As used herein, the term "day" shall mean a 24-hour period of time commencing on 12:00 Midnight Eastern Time. Lessee shall give HCG immediate notification of any such failure, as soon after commencement of any such failure as is reasonably possible, and of the relevant facts concerning such failure. Upon HCG's verification that Lessee's Transponders have suffered a Confirmed Failure, such failure shall be deemed to have commenced upon receipt by HCG of notification from Lessee, or HCG's actual knowledge, whichever first occurs, of the Confirmed Failure. If HCG has actual knowledge that one of Lessee's Transponders has suffered a failure which is certain to become a Confirmed Failure with the passage of time, then HCG shall so notify Lessee and such Lessee Transponder shall be deemed to have suffered a Confirmed Failure upon such notification.

         12.03 Repayment for Failed Transponder. For each Lessee Transponder that has become a Failed Transponder, for which Lessee is entitled to cease making Monthly Base Lease Rate payments, and for which Lessee has ceased making Monthly Base Lease Rate payments, Lessee shall be entitled to a refund equal to the product of a fraction, the numerator of which is the number of days from the date


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

of such failure until the end of the calendar month in which such failure occurred and the denominator of which is the total number of days in the calendar month in which such failure occurred, multiplied by the applicable Monthly Base Lease Rate actually paid by Lessee for such Transponders for the calendar month in which such failure occurred. HCG may offset against any refund due to Lessee pursuant to this Section 12.03 any amounts due from Lessee to HCG under this Agreement (including, without limitation, any [***]). In addition, if the performance of a Lessee Transponder is such that, while it fails to meet the Transponder Performance Specifications, its performance is nonetheless of some value to Lessee, then prior to accepting repayment calculated as aforesaid, Lessee shall have the right to negotiate with HCG to determine if there is a mutually agreeable reduced lease rate upon which Lessee is willing to continue leasing such Transponder.

         12.04   Limitation of Liability.

                 (a) ANY AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED EXCEPT TO THE EXTENT SPECIFICALLY AND EXPRESSLY PROVIDED FOR IN SECTION 6.02. IT EXPRESSLY IS AGREED THAT HCG'S SOLE OBLIGATIONS AND LIABILITIES RESULTING FROM A BREACH OF THIS AGREEMENT, AND LESSEE'S EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING FROM NEGLIGENCE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY, ARE LIMITED TO THOSE SET FORTH IN SECTIONS 9, 10 AND 12, HEREOF, AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, ALL RIGHTS AND REMEDIES OF LESSEE UNDER DIVISION 10, CHAPTER 5, ARTICLE 2 AND SECTIONS 10209, 10406 AND 10504 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE.

                 (b) IN NO EVENT SHALL HCG BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT, NOT LIMITED TO, LOST PROFITS), WHETHER FORESEEABLE OR NOT, OCCASIONED BY ANY DEFECT IN THE TRANSPONDERS, DELAY IN DELIVERY OR PROVISION OF THE TRANSPONDERS, FAILURE OF THE TRANSPONDERS TO PERFORM OR ANY OTHER CAUSE WHATSOEVER. HCG MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PERSON OR ENTITY CONCERNING THE TRANSPONDERS OR THE SATELLITES AND LESSEE SHALL DEFEND AND INDEMNIFY HCG FROM ANY CLAIMS MADE UNDER ANY WARRANTY OR REPRESENTATION BY LESSEE TO ANY THIRD PARTY. THE LIMITATIONS OF LIABILITY SET FORTH HEREIN SHALL ALSO APPLY TO HCSS, THE HUGHES AIRCRAFT COMPANY (THE MANUFACTURER OF THE SATELLITE AND TRANSPONDERS) AND ALL AFFILIATES THEREOF.

                 (c) Lessee shall indemnify and save HCG harmless from all liability disclaimed by HCG, as specified in Sections 12.04(a) and (b) above, to the extent such liability arises in connection with the Services provided pursuant to this Agreement, including, without limitation, Lessee's violation or alleged violation of any Laws (including, without limitation, any Obscenity/Content Laws). Lessee shall pay all expenses (including attorneys' fees) incurred by HCG in connection with all legal or other formal or informal proceedings concerning claims of third parties described in the preceding sentence, and Lessee shall satisfy all judgments, costs, or other awards which may be incurred by or rendered against HCG in such proceeding. Lessee


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

         shall have the right to defend any legal or other formal or informal proceedings concerning claims of third parties; provided, however, that Lessee shall conduct such defense with legal counsel reasonably satisfactory to HCG. Lessee shall pay any settlement of any such claim or legal or other formal or informal proceeding, but Lessee shall not agree to any settlement of any third party claim without first giving thirty (30) days prior written notice of the terms and conditions of such settlement to HCG and obtaining HCG's written consent to such settlement, which consent shall not be unreasonably withheld or delayed.

                 (d) Notwithstanding the limitations of the second sentence of
         Section 12.04(a), Lessee and HCG each shall have the right to obtain injunctive relief, if necessary, in order to prevent the other party from willfully breaching its obligations under this Agreement or to compel the other party to perform its obligations under this Agreement. In this regard, both parties acknowledge and agree that Lessee's Transponders to be provided hereunder are unique and not readily available on the open market and that, if Lessee's Transponders are not available to Lessee because the terms of the Agreement are not fulfilled through no fault of Lessee and for reasons attributable to a breach of this Agreement by HCG, then Lessee's remedies at law would not be adequate. The parties further acknowledge and agree that if Lessee breaches the terms of this Agreement, then HCG's remedies at law would not be adequate.

                 (e) [***]. For purposes of this Agreement, [***].

         12.05 Obligations of Lessee to Cooperate. If any of Lessee's Transponders fail to meet the Transponder Performance Specifications, then Lessee shall use reasonable efforts to cooperate and aid HCG in curing such failure; provided that such efforts can be done at minimal or no cost to Lessee.

                 (a) These obligations of Lessee shall include, but not be limited to, the following:

                          (i) If there is a problem which can be compensated for
                 by increasing the power of its transmission to Lessee's Transponders, then Lessee shall do so, at HCG's cost and expense, to the extent it can with existing equipment; provided, however, that HCG shall not be able to require Lessee to increase the power of its transmission if, by doing so, it would cause interference with other Transponders on the Satellite which is prohibited by Section 7.02 of this Agreement, or interference with any other satellite; and

                          (ii) Permitting HCG, at HCG's cost and expense, to
                 upgrade Lessee's equipment; provided that Lessee shall be entitled to select and install such equipment and determine its configuration in accordance with its own existing operating procedures and technical requirements, and in accordance with applicable laws and regulations.

                 (b) HCG shall give notice to Lessee if and when it requires the increase of power of the transmission of any other Owner pursuant to such Owner's obligation equivalent to this Section 12.05. HCG shall also give notice to Lessee when it acquires knowledge of any other Transponder user uplinking at power levels which might cause interference with Lessee's Transponders. If, after such increase in power, any of Lessee's Transponders no longer meet its Transponder Performance Specifications, HCG shall promptly take steps to reduce interference, if any, prohibited by Section 7.02.

                 (c) Lessee's priority for the use of Transponder Spares under
         Section 9 shall be determined at the time that any of its Transponders would otherwise have become a Failed Transponder without Lessee's cooperation under this Section 12.05. Regardless of Lessee's cooperation under this Section 12.05, Lessee shall have the right to exercise its right to the use of a Transponder Spare to which it would have been entitled at the time that Lessee's Transponder was initially determined to have failed had Lessee not taken such action.

13.      Limitations on Transfer by Lessee

         Except as specifically provided for in this Agreement, neither Lessee nor HCG shall assign or otherwise Transfer (as defined below) its rights under this Agreement except with the written consent of the other, which consent may be given or withheld in such party's sole and absolute discretion, except that HCG shall have the right to assign any or all of its rights or obligations hereunder to any affiliate of HCG or its parent corporation, Hughes Electronics Corporation; provided, however, that the affiliate to which the HCG's obligations are assigned shall have the technical capability to perform such obligations. Nothing herein shall preclude HCG or its affiliates from engaging in a transaction with respect to the Satellite commonly referred to as a "sale-leaseback" provided that commercially reasonable steps are taken to protect the interests of Lessee hereunder. Lessee shall not be permitted to Transfer any of its rights under this Agreement to the Lessee's Transponders to any third party except as otherwise specified in this Agreement or with the written consent of HCG, which consent may be given or withheld in HCG's sole and absolute discretion; provided, however, that Lessee shall have the right to assign its rights hereunder to GLA (or its successor in interest conducting the direct-to-home business currently conducted by GLA) without HCG's consent provided that GLA agrees to be bound by this Agreement as if the original Lessee hereunder. "Transfer" shall mean to grant, sell, assign, encumber, permit the utilization of, license, lease, sublease or otherwise convey, directly or indirectly, in whole or in part.

14.      Utilization of Transponders for Services

         HCG acknowledges that Lessee may utilize the Transponders to provide services to third parties, including, without limitation, to GLA. HCG further acknowledges that as long as such utilization does not conflict with any of the other provisions of this Agreement, such utilization shall not constitute a Transfer.

15.      Monthly Satellite Reports

         15.01 Reports. Lessee shall receive monthly reports on the overall performance of Galaxy VIII(i) in the form of the Galaxy satellite status reports similar to the Galaxy III-R satellite services monthly report, plus information furnished to insurers.

         15.02 Anomalous Operation Notification. HCG shall notify Lessee as soon as possible by telephone, with prompt written confirmation thereafter, of any significant anomalous condition of which it has been informed by HCSS has been detected in the Transponders or associated Satellite supporting subsystems and which have a material effect or potential material effect on the Satellite. HCG shall also notify Lessee promptly of any circumstances that make it clearly ascertainable or predictable that any of the incidents described in this Section 15.02 will occur.

         15.03 Maneuver Notification. To the extent operationally feasible, HCG shall notify Lessee of all Satellite maneuvers, except for routine station-keeping, at least three (3) days in advance of their scheduled initiation and, if such maneuver will result in a change of the Satellite's assigned orbital position, promptly following HCG's receipt of FCC authorization or direction of such maneuver.

16.      Confidentiality and Press Releases

         16.01 Confidential Information. HCG and Lessee shall hold in confidence this Agreement and all its Exhibits, including the financial terms and provisions hereof and all information received pursuant to this Agreement, including, without limitation, Section 15, and all other information related to this Agreement not otherwise known to the public (collectively, "Confidential Information"), and HCG and Lessee hereby acknowledge and agree that the Confidential Information is confidential and proprietary and is not to be disclosed to third persons without the prior written consent of both HCG and Lessee. Neither HCG, nor Lessee, shall disclose such Confidential Information to any third party (other than to officers, directors, employees and agents of HCG, Lessee or GLA, each of whom shall be bound by this Section 16.01) except:

                 (a) to the extent necessary to comply with applicable law or the valid order of a governmental agency or court of competent jurisdiction, or to satisfy its obligations to other Owners of Transponders; provided, however, that the party making such disclosure shall seek confidential treatment of said information;

                 (b) as part of its normal reporting or review procedure to regulatory agencies, its parent company, its auditors and its attorneys; provided, that the party making such disclosure to any such regulatory agency shall seek confidential treatment of such information; and, provided, further, that any other third party to whom disclosure is made agrees to the confidential treatment of such information;

                 (c) in order to enforce its rights and perform its obligations pursuant to this Agreement;

                 (d) to the extent necessary to obtain appropriate insurance, to its insurance agent; provided that such agent agrees to the confidential treatment of such information; and

                 (e) to the extent necessary to negotiate clauses that will be common to all transponder lease agreements.

         16.02 Notice Proceeding; Compelled Disclosure. In the event that either party is requested (the "Disclosing Party") pursuant to, or becomes compelled by, applicable law, regulation or legal process to disclose any Confidential Information, the Disclosing Party will provide the other party with prompt written notice so that the other party may seek a protective order or other appropriate remedy or, in the other party's sole discretion, waive compliance with the terms of this Agreement. In the event that no such protective order or other remedy is obtained, or that the other party waives compliance with the terms of this Agreement, the Disclosing Party will furnish only that portion of the Confidential Information which the Disclosing Party is advised by counsel is legally required and cooperate, at the other party's sole cost and expense, with the other party's efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

         16.03 Press Releases. The parties agree that no press release relating to this Agreement shall be issued without the approval of both parties.

17.      Disposition of Satellite

         At the earlier of the time as (i) the remaining fuel on board Galaxy VIII(i) less than [***] prior to launch, including uncertainty in estimate of fuel, as determined by HCG in its sole discretion; (ii) there are fewer than [***] Transponders capable of meeting their respective Transponder Performance Specifications; or (iii) [***], HCG, in its sole discretion, may remove the Satellite from its assigned orbital location. In such event, this Agreement shall terminate, HCG shall have no further obligations to Lessee under this Agreement, and Lessee's Transponders shall be deemed, without any further action by any party, to be redelivered to HCG and HCG shall be entitled to immediate possession thereof and HCG, in its sole discretion, may remove the Satellite from its assigned orbital location. HCG shall thereafter have the right to utilize such redelivered Transponders in any manner it determines. HCG will, to the extent practicable, provide Lessee with ninety (90) days notice prior to the disposition of Galaxy VIII(i) pursuant to this Section 17. Notwithstanding the foregoing, until HCG so removes Galaxy VIII(i) or this Agreement is terminated or expires in accordance with its provisions, HCG shall continue to make available to Lessee the Lessee Transponders and Transponder Spares (subject to the priority provisions contained herein) the use of Transponders and Transponder Spares on the Satellite on operational and payment terms no less favorable than HCG has offered to other lessees at such time. The "Satellite Removal Date" shall mean the date on which HCG removes the Satellite from its assigned orbital location in accordance with this Section 17.

18.      Documents

         Each party hereto agrees to execute and, if necessary, to file with the appropriate governmental entities, such documents as the other party hereto shall reasonably request in order to carry out the purpose of this Agreement.

19.      Conflicts

         In the case of a conflict between the provisions of this Agreement and any Exhibit, the provisions of this Agreement will prevail.

20.      Miscellaneous

         20.01 Interest. The rate of interest referred to herein shall be equal to the lower of (i) the rate per annum equal to [***] or (ii) the highest legally permissible rate of interest. All interest or discounting shall be compounded on a yearly basis. "Pro rata" shall mean an allocation on a straight line basis based on number of days. All present value analyses shall use an annual discount rate equal to the interest rate on the applicable date.


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

         20.02 Applicable Law and Entire Agreement. The existence, validity, construction, operation and effect of this Agreement and the Exhibits hereto, shall be determined in accordance with and be governed by the laws of the State of California, without reference to the conflicts of laws principles thereof. This Agreement and the Exhibits hereto, along with the Transponder Service Agreement dated as of April 21, 1997, constitutes the entire agreement between the parties, and supersedes all previous understandings, commitments or representations concerning the subject matter hereof. The parties each acknowledge that the other party has not made any representations other than those which are contained herein.

         20.03 Notices. All notices and other communications from either party to the other hereunder (or copies of any such notices or other communications to be delivered to GLA, the delivery of which (or failure to deliver) shall not affect, in any manner, notice by or to either of the parties hereto) shall be in writing and shall be deemed received upon actual receipt when personally delivered, upon acknowledgement of receipt (electronically or otherwise) if sent by facsimile or upon the expiration of the third business day after being deposited in the United States mails, postage prepaid, certified or registered mail, addressed to the other party as follows:

TO HCG:

                 If by mail:        Hughes Communications Galaxy, Inc.
                                    Post Office Box 9712
                                    Long Beach, California  90818-9928
                                    Attention:  Senior Vice President --
                                                Galaxy Satellite Services
                                    cc: Associate General Counsel

                 If by FAX:         Hughes Communications Galaxy, Inc.
                                    Attention:  Senior Vice President --
                                                Galaxy Satellite Services
                                    (310) 525-5450

                                    cc: Associate General Counsel
                                    (310) 525-5175

                 If by personal
                 delivery to its
                 principal place
                 of business at:    Hughes Communications Galaxy, Inc.
                                    1500 Hughes Way
                                    Long Beach, California 90810
                                    Attention:  Senior Vice President --
                                                Galaxy Satellite Services
                                    cc: Associate General Counsel

TO LESSEE:

                 If by mail:        California Broadcast Center, LLC
                                    c/o DIRECTV International, Inc.
                                    2230 E. Imperial Hwy.
                                    Bldg R8, M/S N340
                                    El Segundo, California 90245
                                    Attention:  General Counsel

                 If by FAX:         California Broadcast Center, LLC
                                    c/o DIRECTV International, Inc.
                                    Attention: General Counsel
                                    (310) 535-5220

                 If by personal
                 delivery to its
                 principal place
                 of business at:    California Broadcast Center, LLC
                                    c/o DIRECTV International, Inc.
                                    2230 E. Imperial Hwy.
                                    Bldg. R8, M/S N340
                                    El Segundo, California 90245
                                    Attention:  General Counsel

TO GLA:

                 If by mail:        Galaxy Latin America, LLC
                                    2400 East Commercial Blvd.
                                    Ft. Lauderdale, Florida 33308
                                    Attn: James G. Naro, Esq.

                 If by FAX:         Galaxy Latin America, LLC
                                    Attn: James G. Naro, Esq.
                                    Fax:  (954) 958-3307

                 If by personal
                 delivery to:       Galaxy Latin America, LLC
                                    2400 East Commercial Blvd.
                                    Ft. Lauderdale, Florida 33308
                                    Attn: James G. Naro, Esq.

All payments to be made under this Agreement, if made by mail, shall be deemed to have been made on the date of receipt thereof. The parties hereto may change their addresses by giving notice thereof in conformity with this Section 20.03.

         20.04 Severability. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, such statute, law, ordinance, order or regulation shall prevail; provided, however, that in such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement, and no other provisions of this Agreement shall be affected thereby and all such other provisions shall continue in full force and effect.

         20.05 Taxes. If any property or sales taxes are asserted against HCG after, or as a result of, Delivery, by any local, state, national or international, public or quasi-public governmental entity, in respect of Lessee's Transponders or the lease thereof to Lessee, Lessee shall be solely responsible for such taxes. At Lessee's expense, HCG shall cooperate with Lessee in contesting in good faith any such taxes. If any taxes, charges or other levies are asserted by reason of the use of the point in space or the frequency spectrum at that point in space in which the Satellite containing Lessee's Transponders are located, or the use or ownership of such Satellite (excluding any FCC license fee imposed on the Satellite itself, as compared to the Transponders, which license fee shall be paid by HCG), and such taxes are not specifically allocated among the various components of such Satellite, then HCG, Lessee and any other Owners of such transponders shall each pay a proportionate amount of such taxes based on the number of transponders each of them owns or leases.

         20.06 Successors. Subject to Section 13, this Agreement shall be binding on and shall inure to the benefit of any successors and assigns of the parties; provided that no Transfer of this Agreement shall relieve either party hereto of its obligations to the other party. Any purported Transfer by either party not in compliance with the provisions of this Agreement shall be null and void and of no force and effect.

         20.07 Rules of Construction. Any ambiguities shall be resolved without reference to which party may have drafted this Agreement. All Article or Section titles or captions contained in this Agreement are for convenience only, and they shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or limit of any provisions hereof. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) "or" is not exclusive; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) provisions apply to successive events and transactions; (v) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (vi) all references to "Sections" refer to Sections of this Agreement unless otherwise specifically indicated; and (vii) any pronoun used in this Agreement shall include the corresponding masculine, feminine and neuter forms.

         20.08 Survival of Representations and Warranties. All representations and warranties contained herein or made by HCG or Lessee in connection herewith shall survive any independent investigation made by HCG or Lessee.

         20.09 No Third-Party Beneficiaries. The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions, except that both parties acknowledge and agree that the provisions of Sections 7.02, 8, 9.01 and 9.02 are intended for the benefit of both HCG and all other Owners. Both parties agree that any other such Owner shall have the right to enforce, as a third-party beneficiary, the provisions of Sections 7.02, 8, 9.01 and 9.02, against Lessee directly, in an action brought solely by such other Owner, or may join with HCG or any other Owner, in bringing an action against Lessee for violation of such Sections. Notwithstanding the preceding sentence, both parties agree that the provisions of [***]. In addition, if (i) HCG ceases to provide to Lessee use of the Lessee's Transponders in breach of the terms of this Agreement, (ii) Lessee is not in breach of its obligations under this Agreement and (iii) Lessee has refused to take any action to attempt to restore its use of the Lessee's Transponders, then [***]


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

[***].

         20.10 Non-Waiver of Breach. Either party hereto may specifically waive any breach of this Agreement by the other party, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party, at any time, and upon notice given in writing to the breaching party, may direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

         20.11 Amendments. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by an authorized officer of the party against whom the amendment, modification or waiver is sought to been enforced.

         20.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

                            (signature page follows)


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the day and year first written above.

                                    HUGHES COMMUNICATIONS GALAXY, INC.


                                    By: /s/Scott B. Tollefson
                                        ---------------------------
                                    Name: Scott B. Tollefson
                                    Title: Vice President


                                    CALIFORNIA BROADCAST CENTER, LLC

                                    By: DTVI One, Inc., its Managing Member


                                    By: /s/Larry D. Hunter
                                        ---------------------------
                                    Name: Larry D. Hunter
                                    Title: Senior Vice President


                                      S-1